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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 16, 2001, on our audit of the consolidated financial statements of Genesis Exploration Ltd., which report is included in Vintage Petroleum, Inc.'s Current Report on Form 8-K/A dated May 18, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement on Form S-4.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants

Calgary, Alberta, Canada
May 24, 2002